SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported – April 26, 2012

SYNALLOY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19687	57-0426694
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	Physical Address:775 Spartan Blvd., Suite 102 Spartanburg, SC 29301 Mailing Address: P.O. Box 5627, Spartanburg, SC	29304
	(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (864) 585-3605

INAPPLICABLE
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	Submission of Matters to a Vote of Security Holders

A.
The Annual Meeting of Shareholders was held Thursday, April 26, 2012 in Spartanburg, South Carolina. At this meeting, the Company’s shareholders approved the following: 1) the election of six directors;  2) the advisory vote on the compensation of named executives; 3) the advisory vote on the frequency of future advisory votes on the compensation of the named executive officers; and 4) the ratification of the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm.

Proposal #1: Election of Directors: The following individuals were elected as directors at the Annual Meeting.

Name	Votes For	Votes Withheld
Craig C. Bram	3,540,904	381,272
Anthony A. Callander	3,680,084	242,092
Henry L. Guy	3,876,295	45,881
James W. Terry, Jr.	3,682,052	240,124
Carroll D. Vinson	3,534,014	388,162
Murray H. Wright	3,536,846	385,330

Proposal #2: Advisory Vote – Compensation of Named Executive Officers was approved by the following vote:

For	Against	Abstain
3,583,813	248,943	89,420

Proposal #3: Advisory Vote – Frequency of Future Advisory Votes

1 Year	2 Years	3 Years	Abstain
3,672,261	52,464	154,152	43,299

Proposal #4: Ratify Dixon Hughes Goodman LLP Independent Public Accountants

For	Against	Abstain
5,667,826	364,215	12,332

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

SYNALLOY CORPORATION

By: /S/ RICHARD D. SIERADZKI
Richard D. Sieradzki
Chief Financial Officer and Principal Accounting Officer

Dated: April 27, 2012